Exhibit 99.1

FOR IMMEDIATE RELEASE

BIO-RAD REPORTS FIRST-QUARTER

2009 FINANCIAL RESULTS

HERCULES, CA – May 5, 2009 – Bio-Rad Laboratories, Inc. (NYSE: BIO and BIOb), a multinational manufacturer and distributor of life science research and clinical diagnostic products, announced financial results today for the first quarter ended March  31, 2009.

First-quarter reported revenues were $400.9 million, down 5.0% compared to $422.2 million reported for the first quarter of 2008. On a currency-neutral basis, quarterly revenues increased 3.2% compared to the same period last year. Net income attributable to Bio-Rad for the first quarter was $30.3 million, or $1.10 per share on a fully diluted basis, compared to $26.5 million or $0.96 per share, respectively, during the same period last year. Reflected in operating income are $5.4 million of amortization and purchase accounting adjustments for the first quarter of 2009 associated with the DiaMed acquisition, a decrease of approximately $1.0 million versus the first quarter of 2008.

First-quarter gross margin was stronger than usual at 57.1% compared to 53.7% during the same quarter last year. The higher margin in the first quarter of 2009 was the result of favorable sales mix and improved manufacturing efficiencies, as well as some favorable, non-recurring events.

“Performance for the first quarter of 2009 shows continued progress in spite of a weakened global economy and currency headwinds,” said Norman Schwartz, Bio-Rad President and Chief Executive Officer. “While there is still uncertainty about the economy, we are encouraged by the resilience of our markets to date.”

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Bio-Rad Reports First-Quarter 2009 Financial Results

Life Science

The Life Science segment net sales for the quarter were $140.3 million, down 9.2% or 3.0% on a currency-neutral basis, compared to the same period last year. Performance of the Life Science segment was negatively impacted by a general slowness in the research market in the U.S. and Europe. In addition, the timing of the delivery of certain process chromatography products in the first quarter last year had an adverse impact on the comparison to the first quarter this year. Sales across a number of product lines in the Life Science segment performed well during the quarter, in particular the Bio-Plex® suspension array system assays and the Company’s real-time polymerase chain reaction (PCR) instruments and reagents.

Clinical Diagnostics

The Clinical Diagnostics segment reported net sales of $257.5 million for the quarter, down 2.3% compared to the first quarter in 2008. On a currency-neutral basis, sales for the segment increased 7.2%. These results reflect continued growth across all product lines, most notably quality control, diabetes, microbiology, and blood virus testing products. Performance in this segment also benefited from placements of the Company’s BioPlex® 2200 system, which employs multiplexing technology to analyze multiple disease markers from a single patient sample.

Management will discuss these results in a conference call at 2 PM Pacific Time (5 PM Eastern Time) May 5, 2009. Interested parties may access the call by dialing 800-561-2718 (in the U.S.) or 617-614-3525 (international), access number 62277042. The live webcast may also be accessed at http://www.bio-rad.com. A replay of the call will be available at 888-286-8010 (in the U.S.), or 617-801-6888 (international), access number 51476577 for seven days following the call, and the webcast can be accessed at http://www.bio-rad.com for 30 days.

About Bio-Rad

Bio-Rad Laboratories, Inc. (NYSE: BIO and BIOb), has remained at the center of scientific discovery for more than 50 years, manufacturing and distributing a broad range of products for the life science research and clinical diagnostic markets. The Company is renowned worldwide among hospitals, universities, major research institutions, as well as biotechnology and

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Bio-Rad Reports First-Quarter 2009 Financial Results

pharmaceutical companies for its commitment to quality and customer service. Founded in 1952, Bio-Rad is headquartered in Hercules, California, and serves more than 85,000 research and industry customers worldwide through its global network of operations. The Company employs over 6,500 people globally and had revenues exceeding $1.7 billion in 2008. For more information, please visit www.bio-rad.com.

This release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements generally can be identified by the use of forward-looking terminology such as, “believe,” “expect,” “may,” “will,” “intend,” “estimate,” “continue,” or similar expressions or the negative of those terms or expressions. Such statements involve risks and uncertainties, which could cause actual results to vary materially from those expressed in or indicated by the forward-looking statements. For further information regarding the Company's risks and uncertainties, please refer to the “Risk Factors” in the Company’s public reports filed with the Securities and Exchange Commission, including the Company’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The Company cautions you not to place undue reliance on forward-looking statements, which reflect an analysis only and speak only as of the date hereof.  Bio-Rad Laboratories, Inc., disclaims any obligation to update these forward-looking statements.

For more information contact:

Christine Tsingos, Vice President and Chief Financial Officer, or

Ron Hutton, Treasurer

Bio-Rad Laboratories, Inc.

510-724-7000

investor_relations@bio-rad.com

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BIO-RAD LABORATORIES, INC.
Condensed Consolidated Statements of Income
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31,
	2009	2008

Net sales	$ 400,933	$ 422,197
Cost of goods sold	172,031	195,314
Gross profit	228,902	226,883
Selling, general and administrative expense	140,313	139,655
Product research and development expense	37,152	37,489
Income from operations	51,437	49,739
Interest expense	7,807	7,957
Foreign exchange (gains) losses, net	(774)	2,593
Other (income) expense, net	1,159	(193)
Income before taxes	43,245	39,382
Provision for income taxes	(11,202)	(10,823)
Net income	32,043	28,559
Less: Net income attributable to noncontrolling interests	(1,778)	(2,064)
Net income attributable to Bio-Rad	$ 30,265	$ 26,495

Basic earnings per share:
Net income attributable to Bio-Rad	$ 1.11	$ 0.98
Weighted average common shares	27,321	26,955

Diluted earnings per share:
Net income attributable to Bio-Rad	$ 1.10	$ 0.96
Weighted average common shares	27,618	27,538

The accompanying notes are an integral part of these condensed consolidated financial statements.

BIO-RAD LABORATORIES, INC.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	March 31,	December 31,
	2009	2008
Current assets:
Cash and cash equivalents	$ 192,870	$ 204,524
Short-term investments	29,960	38,950
Accounts receivable, net	326,307	339,653
Inventories, net	369,041	375,616
Other current assets	131,744	135,198
Total current assets	1,049,922	1,093,941

Net property, plant and equipment	294,611	300,732
Goodwill	307,916	321,820
Purchased intangibles, net	211,245	228,590
Other assets	91,614	92,181
Total assets	$ 1,955,308	$ 2,037,264

Current liabilities:
Notes payable and current maturities of long-term debt	$ 6,253	$ 9,578
Accounts payable	95,952	117,982
Accrued payroll and employee benefits	91,621	119,420
Sales, income and other taxes payable	36,739	33,731
Other current liabilities	125,314	137,323
Total current liabilities	355,879	418,034

Long-term debt, net of current maturities	444,209	445,979
Other long-term liabilities	96,921	102,611
Total liabilities	897,009	966,624
Bio-Rad stockholders’equity	1,026,612	1,040,731
Noncontrolling interests	31,687	29,909
Total stockholders’ equity	1,058,299	1,070,640
Total liabilities and stockholders’ equity	$ 1,955,308	$ 2,037,264

BIO-RAD LABORATORIES, INC.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2009	2008
Cash flows from operating activities:
Cash received from customers	$ 395,356	$ 436,521
Cash paid to suppliers and employees	(375,628)	(421,973)
Interest paid	(8,775)	(8,938)
Income tax payments	(6,012)	(6,398)
Other operating activities	1,430	(1,389)
Net cash provided by (used in) operating activities	6,371	(2,177)

Cash flows from investing activities:
Payments for acquisitions and long-term investments	(441)	(17,106)
Other investing activities	(12,275)	(17,858)
Net cash used in investing activities	(12,716)	(34,964)

Cash flows from financing activities:
Payments on long-term debt	(1,882)	(2,190)
Other financing activities	(161)	4,979
Net cash provided by (used in) financing activities	(2,043)	2,789

Effect of exchange rate changes on cash	(3,266)	2,068

Net decrease in cash and cash equivalents	(11,654)	(32,284)
Cash and cash equivalents at beginning of the period	204,524	161,764
Cash and cash equivalents at end of period	$ 192,870	$ 129,480

Reconciliation of net income attributable to Bio-Rad to net cash provided by
(used in) operating activities:

Net income attributable to Bio-Rad	$ 30,265	$ 26,495
Adjustments to reconcile net income attributable to Bio-Rad to net cash provided by
(used in) operating activities:
Depreciation and amortization	22,327	23,740
Changes in working capital	(46,871)	(60,027)
Other	650	7,615
Net cash provided by (used in ) operating activities	$ 6,371	$ (2,177)